EXECUTION VERSION
SCHERING-PLOUGH CORPORATION
THE BANK OF NEW YORK
Trustee

THIRD SUPPLEMENTAL INDENTURE
Dated as of September 17, 2007

$1,000,000,000 6.00% Senior Notes due 2017
$1,000,000,000 6.55% Senior Notes due 2037

SCHERING-PLOUGH CORPORATION
THIRD SUPPLEMENTAL INDENTURE
$1,000,000,000 6.00% Senior Notes due 2017
$1,000,000,000 6.55% Senior Notes due 2037
     THIRD SUPPLEMENTAL INDENTURE, dated as of September 17, 2007, between SCHERING-PLOUGH CORPORATION, a New Jersey corporation (the “Company”), and THE BANK OF NEW YORK, as trustee (the “Trustee”).
RECITALS
     A. The Company has previously executed and delivered to the Trustee an Indenture, dated as of November 26, 2003 (the “Base Indenture” and, as hereby supplemented and amended, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s debt securities (the “Debt Securities”).
     B. Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of Debt Securities to be designated as the “6.00% Senior Notes due 2017” (the “2017 Notes”) and a series of Debt Securities to be designated as the “6.55% Senior Notes due 2037” (the “2037 Notes”, and together with the 2017 Notes, the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Third Supplemental Indenture.
     C. Sections 201 and 301 of the Base Indenture provide that various matters with respect to any series of Debt Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.
     D. Subparagraph (7) of Section 901 of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Debt Securities of any series as permitted by Sections 201 and 301 of the Base Indenture.
     E. For and in consideration of the premises and the issuance of the series of Debt Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Debt Securities of such series, as follows:

ARTICLE ONE
Relation to Base Indenture; Additional Definitions
     Section 101. Relation to Base Indenture. This Third Supplemental Indenture constitutes an integral part of the Base Indenture.
     Section 102. Additional Definitions. For all purposes of this Third Supplemental Indenture:
     (a) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Third Supplemental Indenture.
     (b) The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Third Supplemental Indenture.
     (c) Capitalized terms used herein shall have the meaning specified herein or in the Base Indenture, as the case may be.
     “2017 Notes” has the meaning set forth in the paragraph B of the Recitals hereof.
     “2017 Note Interest Payment Date” has the meaning set forth in Section 204(a) hereof.
     “2017 Notes Maturity Date” has the meaning set forth in Section 203 hereof.
     “2037 Notes” has the meaning set forth in the paragraph B of the Recitals hereof.
     “2037 Note Interest Payment Date” has the meaning set forth in Section 304(a) hereof.
     “2037 Notes Maturity Date” has the meaning set forth in Section 303 hereof.
     “Agent Members” has the meaning set forth in Section 404 hereof.
     “Base Indenture” has the meaning set forth in paragraph A of the Recitals hereof.
     “Below Investment Grade Rating Event” means the ratings on the 2017 Notes or the 2037 Notes are lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the 2017 Notes or the 2037 Notes, as applicable, is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee or the Company in writing at the Trustee’s or the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
     “Board Resolution” means a copy of a resolution certified by the Secretary, Deputy Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.
     “Certificated Note” has the meaning set forth in Section 404(f) hereof.
     “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and of the Company’s subsidiaries’ properties or assets taken as a whole to any Person or group of related “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) (a “Group”) other than the Company or one of its subsidiaries; (2) the adoption of a plan relating to the Company’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock; or (4) the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors.
     “Change of Control Offer” has the meaning set forth in Section 601(a) hereof.
     “Change of Control Payment” has the meaning set forth in Section 601(a) hereof.
     “Change of Control Payment Date” has the meaning set forth in Section 601(b)(3) hereof.
     “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

     “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and the lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Continuing Director” means, as of any date of determination, any member of the Company’s board of directors who (1) was a member of the Company’s board of directors on the Issue Date of the Notes; or (2) was nominated for election or elected to the Company’s board of directors with the approval of a majority of the Continuing Directors who were members of the Company’s board of directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).
     “Debt Securities” has the meaning set forth in the paragraph A of the Recitals hereof.
     “Depositary” means the Depositary Trust Company.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fitch” means Fitch Ratings or its successor.
     “Global Notes” has the meaning set forth in Section 403 hereof.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.
     “Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.
     “Issue Date” means September 17, 2007.
     “Moody’s” means Moody’s Investors Service, Inc. or its successor.
     “Notes” has the meaning set forth in the paragraph B of the Recitals hereof.
     “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity and, for purposes of the definition of Person within the definition of “Change of Control”, including a “person” as that term is used in Section 13(d)(3) of the Exchange Act.
     “Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s board of directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
     “Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.
     “Reference Treasury Dealer” means each of Goldman, Sachs & Co., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. or their affiliates plus one other dealer selected by the Company that is a primary U.S. Government securities dealer, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the Redemption Date.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.
     “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

ARTICLE TWO
The 2017 Notes
     Section 201. Title of the Series of Debt Securities. The 2017 Notes shall be known and designated as the “6.00% Senior Notes due 2017”.
     Section 202. Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver 2017 Notes for original issue on the Issue Date in the aggregate principal amount of $1,000,000,000 upon a Company Order for the authentication and delivery thereof and satisfaction of Section 303 of the Base Indenture. Such order shall specify the amount of the 2017 Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of 2017 Notes that may initially be outstanding shall not exceed $1,000,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect.
     Section 203. Stated Maturity. The Stated Maturity of the 2017 Notes shall be September 15, 2017 (the “2017 Notes Maturity Date”).
     Section 204. Interest and Interest Rates.
     (a) The 2017 Notes shall bear interest at the rate of 6.00% per annum. Such interest shall be payable semiannually in arrears on March 15 and September 15 of each year (each such date, a “2017 Notes Interest Payment Date”), commencing March 15, 2008. Interest is payable to the Holders of record of the 2017 Notes at the close of business on the March 1 or September 1 preceding the applicable Interest Payment Date.
     (b) Any principal and premium, if any, and any installment of interest, which is overdue shall bear interest at the rate per annum at which interest is then accruing on the principal amount of the Notes (to the extent permitted by law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.
ARTICLE THREE
The 2037 Notes
     Section 301. Title of the Series of Debt Securities . The 2037 Notes shall be known and designated as the “6.55% Senior Notes due 2037”.
     Section 302. Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver 2037 Notes for original issue on the Issue Date in the aggregate principal amount of $1,000,000,000 upon a Company Order for the authentication and delivery thereof and satisfaction of Section 303 of the Base Indenture. Such order shall specify the amount of the 2037 Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of 2037 Notes that may initially be outstanding shall not exceed $1,000,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect.
     Section 303. Stated Maturity. The Stated Maturity of the 2037 Notes shall be September 15, 2037 (the “2037 Notes Maturity Date”).
     Section 304. Interest and Interest Rates.
     (a) The 2037 Notes shall bear interest at the rate of 6.55% per annum. Such interest shall be payable semiannually in arrears on March 15 and September 15 of each year (each such date, a “2037 Note Interest Payment Date”), commencing March 15, 2008. Interest is payable to the Holders of record of the 2037 Notes at the close of business on the March 1 or September 1 preceding the applicable Interest Payment Date.
     (b) Any principal and premium, if any, and any installment of interest, which is overdue shall bear interest at the rate per annum at which interest is then accruing on the principal amount of the Notes (to the extent permitted by law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.
ARTICLE FOUR
General Provisions Applicable to Each Series of the Notes
     Section 401. Place of Payment. The Trustee shall initially serve as the Security Registrar, transfer agent and paying agent for the Notes. The Place of Payment where the Notes may be presented or surrendered for payment shall initially be the Corporate Trust Office of the Trustee.
     Section 402. Place of Registration or Exchange; Notices and Demands With Respect to the Notes . The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.
     Section 403. Form of Debt Securities. The Notes and the Trustee’s certificate of authentication shall be substantially in the form provided for in the Base Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted herein. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Third Supplemental Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Each note shall be dated the date of its authentication. The Notes shall be issued in the form of a permanent global note in the form set forth in Exhibit A with respect to the 2017 Notes and Exhibit B with respect to the 2037 Notes (the “Global Notes”).
     Section 404. Book-Entry Provisions for Global Notes.
     (a) The Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary.
     (b) Except as provided for in Section 404(f) hereof, members of, or direct or indirect participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.
     (c) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of the Depositary.
     (d) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
     (e) Notwithstanding anything herein to the contrary, none of the Company, the Security Registrar, or the Trustee shall recognize as an owner of the Notes, or make any payments on the Notes to, any person other than those persons in whose names the Notes are registered or whose names appear in the book entry system described in this Section 404 or which otherwise meets the requirements of the U.S. Treasury Regulation Section 5f.103-1(c) or any successor provisions thereof.
     (f) Except as provided herein, owners of beneficial interests in Global Notes will not be entitled to receive Notes in certificated form (“Certificated Notes”). Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:
     (i) the Depositary notifies the Company that it is unwilling, unable or ineligible to continue as depositary for such Global Note and in each case a successor depositary is not appointed by the Company within 90 days of such notice;
     (ii) the Company executes and delivers to the Trustee and Security Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable; or

     (iii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary.
In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 404(f), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. In the event that the Certificated Notes are not issued to each such beneficial owner promptly after the Security Registrar has received a request from the Depositary to issue such Certificated Notes, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 507 of the Base Indenture, the right of any beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such Certificated Notes had been issued.
     Section 405. Sinking Fund Obligations; No Redemption at Option of the Holders. The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.
     Section 406. Defeasance and Covenant Defeasance. The provisions of Article Fourteen of the Base Indenture shall apply to the Notes.
ARTICLE FIVE
Optional Redemption of the Notes of Each Series
     Section 501. Redemption Price. Each of the 2017 Notes and the 2037 Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, on at least 30 days’ but no more than 60 days’ prior written notice mailed to the Holders of the Notes to be redeemed. In addition, notice of any such optional redemption will be published as described in the Base Indenture. The redemption price of the Notes to be redeemed will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum, as determined by the Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted from their respective scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points for the 2017 Notes or at the Treasury Rate plus 30 basis points for the 2037 Notes, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date. For the avoidance of doubt, any calculation of the remaining scheduled payments of interest pursuant to clause (2) of the preceding sentence shall not include accrued and unpaid interest for the period up to and including the Redemption Date. The Trustee shall be entitled to rely on the Quotation Agent’s determination of the redemption price of the Notes. The redemption price of the Notes to be redeemed shall be payable in Dollars.

ARTICLE SIX
Repurchase of the Notes of Either Series upon a Change of Control Triggering Event
     Section 601. Offer to Repurchase Upon Change of Control Triggering Event.
     (a) Upon the occurrence of a Change of Control Triggering Event with respect to the 2017 Notes or the 2037 Notes, unless the Company has exercised its right to redeem the 2017 Notes or the 2037 Notes pursuant to Section 501 of this Third Supplemental Indenture, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes of the applicable series pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), pursuant to and in accordance with the offer described in this Section 401.
     (b) Within 30 days following any Change of Control Triggering Event, the Company shall send, by first class mail, a notice to each Holder, with a written copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:
     (i) a description of the transaction or transactions that constitute the Change of Control Triggering Event;
     (ii) that the Change of Control Offer is being made pursuant to this Section 601 and that all Notes validly tendered will be accepted for payment;
     (iii) the Change of Control Payment and the Change of Control Payment Date, which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law;
     (iv) that any Note not tendered will continue to accrue interest;
     (v) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date unless the Company shall default in the payment of the Change of Control Payment of the Notes and the only remaining right of the Holder is to receive payment of the Change of Control Payment upon surrender of the Notes to the Paying Agent;
     (vi) that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof;
     (vii) that if a Holder elects to have a Note purchased pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

     (viii) that a Holder will be entitled to withdraw its election if the Company receives, not later than the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased; and
     (ix) that if Notes are purchased only in part a new Note of the same type will be issued in a principal amount equal to the unpurchased portion of the Notes surrendered.
     (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered and (iii) deliver or cause to be delivered for cancellation to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, upon receipt of a Company Request, shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note of such series equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; in denominations as set forth in the Indenture.
     (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 601(d), the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 601 by virtue of such conflicts.
ARTICLE SEVEN
Miscellaneous Provisions
     Section 701. This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this Third Supplemental Indenture forms a part of the Base Indenture. Except to the extent amended by or supplemented by this Third Supplemental Indenture, the Company and the Trustee hereby ratify, confirm and reaffirm the Base Indenture in all respects.
     Section 702. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     Section 703. THIS THIRD SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS).
     Section 704. This Third Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions. If any provision in this Third Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.
     Section 705. In case any provision in this Third Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 706. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not those of the Trustee.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, as of the day and year first written above.

SCHERING-PLOUGH CORPORATION
By:	/s/ E. Kevin Moore
Name:	E. Kevin Moore
Title:	Vice-President and Treasurer

THE BANK OF NEW YORK, as Trustee
By:	/s/ Robert A. Massimillo
Name:	Robert A. Massimillo
Title:	Vice-President

Third Supplemental Indenture — Signature Page

EXHIBIT A
CUSIP NO. 806605AJ0
ISIN NO. US806605AJ08
NO. [ ]
SCHERING-PLOUGH CORPORATION
6.00% GLOBAL SENIOR NOTE DUE 2017
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.
     SCHERING-PLOUGH CORPORATION, a New Jersey corporation (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[ ] on September 15, 2017 (the “Maturity Date”) and to pay

interest thereon from September 17, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year (each, an “Interest Payment Date”), commencing March 15, 2008, at 6.00 % per annum until the principal hereof is paid or duly provided for, and which such interest rate shall be subject to adjustment as described below.
     Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. Interest payable on each Interest Payment Date will include interest accrued from and including September 17, 2007 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the “Holder”) in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the March 1 or September 1, as applicable (whether or not a Business Day) preceding such Interest Payment Date (a “Regular Record Date”). Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) to be fixed by the Trustee (referred to herein) for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Note not more than 15 nor less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.
     For purposes of this Note, “Business Day” means any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are authorized or obligated by law or executive order to close.
     Payment of the principal of this Note on the Maturity Date will be made against presentation of this Note at the Corporate Trust Office of the Trustee maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. So long as this Note remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.
     GENERAL. This Note is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued under an indenture dated as of November 26, 2003 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture dated as of September 17, 2007 (the “Third Supplemental Indenture”), and as it may be further supplemented from time to time (herein collectively called the “Indenture”), between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the indenture with respect to a series of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the

Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of a duly authorized series of Securities designated as “6.00% Senior Notes due 2017” (collectively, the “Notes”).
     The Notes are initially limited to $1,000,000,000 aggregate principal amount. The Company may, without the consent of the Holder hereof, create and issue additional securities ranking pari passu with the Notes in all respects and so that such additional securities shall be consolidated and form a single series having the same terms as to status, redemption or otherwise as the Notes initially issued. No additional Notes may be issued if an Event of Default has occurred.
     EVENTS OF DEFAULT. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     MATURITY AND OPTIONAL REDEMPTION. The Notes may be redeemed prior to the Maturity Date as provided for in Section 501 of the Third Supplemental Indenture. The Notes are not subject to repayment at the option of the Holders or to the operation of any sinking fund.
     OFFER TO REPURCHASE UPON A CHANGE OF CONTROL TRIGGERING EVENT. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes pursuant to Section 501 of the Third Supplemental Indenture, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, pursuant to and in accordance with Section 601 of the Third Supplemental Indenture.
     MODIFICATION AND WAIVERS; OBLIGATIONS OF THE COMPANY ABSOLUTE. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate and in the coin or currency herein prescribed.
     DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.
     REGISTRATION OF TRANSFER OR EXCHANGE. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.
     This Note is a Global Security. If the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or an Event of Default under the Indenture has occurred and is continuing, the Company will issue Notes in certificated form in exchange for each Global Security. In addition, the Company may at any time determine not to have Notes represented by a Global Security and, in such event, will issue Notes in certificated form in exchange in whole for the Global Security representing such Note. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     DEFINED TERMS. All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.
     GOVERNING LAW. This Note shall be governed by and construed in accordance with the law of the State of New York.
     NOTICES. Notices to Holders of the Notes may be made by first class mail, postage prepaid, to the addresses that appear on the register maintained by the Security Registrar or by guaranteed overnight courier or by facsimile transmission (receipt confirmed by facsimile transaction receipt) followed by overnight courier. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.
Dated: September [ ], 2007

SCHERING-PLOUGH CORPORATION
By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE
     OF AUTHENTICATION
This is one of the Securities of the series
designated therein referred to in the
within-mentioned Indenture
THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 601 of the Third Supplemental Indenture, check the box below:
     ☐ Section 601
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 601 of the Third Supplemental Indenture, state the amount you elect to have purchased:
$

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

(*Participant in a Recognized Signature Guarantee Medallion Program)

EXHIBIT B
CUSIP NO. 806605AH4
ISIN NO. US806605AH42
NO. [ ]
SCHERING-PLOUGH CORPORATION
6.55% GLOBAL SENIOR NOTE DUE 2037
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.
     SCHERING-PLOUGH CORPORATION, a New Jersey corporation (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[ ] on September 15, 2037 (the “Maturity Date”) and to pay

interest thereon from September 17, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year (each, an “Interest Payment Date”), commencing March 15, 2008, at 6.55% per annum until the principal hereof is paid or duly provided for, and which such interest rate shall be subject to adjustment as described below.
     Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. Interest payable on each Interest Payment Date will include interest accrued from and including September 17, 2007 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the “Holder”) in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the March 1 or September 1, as applicable (whether or not a Business Day) preceding such Interest Payment Date (a “Regular Record Date”). Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) to be fixed by the Trustee (referred to herein) for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Note not more than 15 nor less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.
     For purposes of this Note, “Business Day” means any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are authorized or obligated by law or executive order to close.
     Payment of the principal of this Note on the Maturity Date will be made against presentation of this Note at the Corporate Trust Office of the Trustee maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. So long as this Note remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.
     GENERAL. This Note is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued under an indenture dated as of November 26, 2003 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture dated as of September 17, 2007 (the “Third Supplemental Indenture”), and as it may be further supplemented from time to time (herein collectively called the “Indenture”), between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the indenture with respect to a series of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the

Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of a duly authorized series of Securities designated as “6.55% Senior Notes due 2037” (collectively, the “Notes”).
     The Notes are initially limited to $1,000,000,000 aggregate principal amount. The Company may, without the consent of the Holder hereof, create and issue additional securities ranking pari passu with the Notes in all respects and so that such additional securities shall be consolidated and form a single series having the same terms as to status, redemption or otherwise as the Notes initially issued. No additional Notes may be issued if an Event of Default has occurred.
     EVENTS OF DEFAULT. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     MATURITY AND OPTIONAL REDEMPTION. The Notes may be redeemed prior to the Maturity Date as provided for in Section 501 of the Third Supplemental Indenture. The Notes are not subject to repayment at the option of the Holders or to the operation of any sinking fund.
     OFFER TO REPURCHASE UPON A CHANGE OF CONTROL TRIGGERING EVENT. Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes pursuant to Section 501 of the Third Supplemental Indenture, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, pursuant to and in accordance with Section 601 of the Third Supplemental Indenture.
     MODIFICATION AND WAIVERS; OBLIGATIONS OF THE COMPANY ABSOLUTE. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate and in the coin or currency herein prescribed.
     DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.
     REGISTRATION OF TRANSFER OR EXCHANGE. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.
     This Note is a Global Security. If the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or an Event of Default under the Indenture has occurred and is continuing, the Company will issue Notes in certificated form in exchange for each Global Security. In addition, the Company may at any time determine not to have Notes represented by a Global Security and, in such event, will issue Notes in certificated form in exchange in whole for the Global Security representing such Note. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     DEFINED TERMS. All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.
     GOVERNING LAW. This Note shall be governed by and construed in accordance with the law of the State of New York.
     NOTICES. Notices to Holders of the Notes may be made by first class mail, postage prepaid, to the addresses that appear on the register maintained by the Security Registrar or by guaranteed overnight courier or by facsimile transmission (receipt confirmed by facsimile transaction receipt) followed by overnight courier. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.
Dated: September [ ], 2007

SCHERING-PLOUGH CORPORATION
By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE
 OF AUTHENTICATION
This is one of the Securities of the series
designated therein referred to in the
within-mentioned Indenture
THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 601 of the Third Supplemental Indenture, check the box below:
     ☐ Section 601
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 601 of the Third Supplemental Indenture, state the amount you elect to have purchased:
$

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

(*Participant in a Recognized Signature Guarantee Medallion Program)